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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

SIPEX CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROPOSAL I ELECTION OF DIRECTORS
PROPOSAL II RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE AS OUR INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JANUARY 1, 2005
PROPOSAL III APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 1996 EMPLOYEE STOCK PURCHASE PLAN
CORPORATE GOVERNANCE
COMPENSATION OF DIRECTORS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION AND OTHER INFORMATION CONCERNING EXECUTIVE OFFICERS
AUDIT COMMITTEE REPORT
STOCK PERFORMANCE GRAPH
CERTAIN TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXPENSES AND SOLICITATION
DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
STOCKHOLDER COMMUNICATIONS TO DIRECTORS

SIPEX CORPORATION

233 South Hillview Drive
Milpitas, California 95035

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 27, 2004

To the Stockholders:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SIPEX Corporation, a Delaware corporation (the “Company”), will be held at the Company’s corporate offices, located at 233 South Hillview Drive, Milpitas, California 95035 on May 27, 2004, at 10:00 a.m., local time, for the purposes of considering and acting upon the following matters:

1. To elect two members to the Board of Directors, each to serve for a three-year term as a Class II Director.

2. To ratify the appointment of Deloitte & Touche LLP as our independent public accountants for the fiscal year ending January 1, 2005.

3. To approve an amendment to the 1996 Employee Stock Purchase Plan to prevent the Plan from being terminated at the end of the payment period currently in progress and to increase the number of shares of the Company’s Common Stock reserved for grant under such Plan by 300,000.

4. To transact such other business as may properly come before the meeting or any adjournments thereof.

      Information relating to the above matters is set forth in the attached Proxy Statement. Only stockholders of record at the close of business on April 16, 2004, will be entitled to notice of and to vote at the meeting and any adjournment thereof.

      All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

/s/ CLYDE R. WALLIN
CLYDE R. WALLIN
Secretary

Milpitas, California

Date: May 5, 2004

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

SIPEX CORPORATION

233 South Hillview Drive
Milpitas, California 95035

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 27, 2004

       This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of SIPEX Corporation (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Company’s corporate offices, located at 233 South Hillview Drive, Milpitas, California 95035 on Thursday, May 27, 2004, at 10:00 a.m. local time, and at any adjournments thereof.

      Only stockholders of record as of the close of business on April 16, 2004, the record date fixed by the Board of Directors, will be entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof. At the close of business on April 16, 2004, there were an aggregate of 33,070,987 shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company issued, outstanding and entitled to vote. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Annual Meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder’s right to attend the meeting and vote in person. Any proxy may be revoked by a stockholder at any time before it is exercised by delivering a written revocation or a later dated proxy to the Secretary of the Company or by attending the Annual Meeting and voting in person.

      The Company’s Annual Report on Form 10-K containing financial statements for the fiscal year ended December 31, 2003 is being mailed together with this Proxy Statement to all stockholders entitled to vote. It is anticipated that this Proxy Statement and the accompanying proxy will be first mailed to stockholders on or about May 5, 2004.

Quorum and Votes Required

      The representation, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Shares represented by proxies pursuant to which votes have been withheld from any nominee for director, or which contain one or more abstentions or broker “non-votes,” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A “non-vote” occurs when a broker or other nominee holding shares for a beneficial owner returns a proxy but the broker does not have discretionary voting power with respect to a particular proposal and has not received instructions from the beneficial owner.

      In the election of the Class II Directors, the two nominees receiving the highest number of affirmative votes of the shares present and represented and entitled to vote at the Annual Meeting shall be elected as Class II Directors. An affirmative vote of a majority of the Common Stock present, in person or represented by proxy and voting at the Annual Meeting is necessary to ratify the appointment of Deloitte & Touche LLP as our independent public accountants for the fiscal year ending January 1, 2005. Also, an affirmative vote of a majority of the Common Stock outstanding and entitled to vote is necessary to approve an amendment to the 1996 Employee Stock Purchase Plan to prevent the Plan from being terminated at the end of the payment period currently in progress and to increase the number of shares of the Company’s Common Stock reserved for grant under such Plan by 300,000. For all other matters that may be submitted to stockholders at the Annual Meeting, the affirmative vote of the majority of shares present, in person or represented by proxy, and voting on that matter is required for approval. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present and represented and voting on each matter. Abstentions are not counted in the tabulation of voting results with respect to the election of directors, however, abstentions will have the same effect as a vote against the proposals to ratify the appointment of Deloitte & Touche LLP as our independent public accountants and to amend the 1996 Employee Stock Purchase Plan to prevent the Plan from being terminated at the end of the payment period currently in progress and to increase the member of shares reserved for issuance under our 1996 Employee Stock Purchase Plan. Broker “non-votes” are not considered voted for the particular matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

      The persons named as agents in the proxies are officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted. Any stockholder giving a proxy has the right to withhold authority to vote for the nominee to the Board of Directors by clearly marking the appropriate box provided on the proxy.

      ALL PROXIES WILL BE VOTED IN ACCORDANCE WITH THE STOCKHOLDERS’ INSTRUCTIONS, AND IF NO CHOICE IS SPECIFIED, THE ENCLOSED PROXY CARD (OR ANY SIGNED AND DATED COPY THEREOF) WILL BE VOTED IN FAVOR OF THE MATTERS SET FORTH IN THE ACCOMPANYING NOTICE OF MEETING.

      The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter upon which a vote may properly be taken should be presented at the Annual Meeting, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

PROPOSAL I

ELECTION OF DIRECTORS

      The Board of Directors is divided into three classes. Each class serves a three-year term. Each Class I director is serving a term ending at the Annual Meeting of Stockholders to be held in 2006. Each Class III director’s term will expire at the Annual Meeting of Stockholders to be held in 2005. The Class II directors’ term will expire at the Annual Meeting of Stockholders being held May 27, 2004. All directors will hold office until their successors have been duly elected and qualified or until his or her earlier resignation or removal.

      As of December 31, 2003, Douglas M. McBurnie and Thomas P. Redfern were the Class I Directors; John L. Sprague, Lionel H. Olmer and Willy M.C. Sansen were the Class II Directors; and Walid Maghribi and Joseph Consoli were the Class III Directors.

      Dr. Sprague, who would have been subject to re-election as a director at the Annual Meeting, has decided not to stand for re-election. Dr. Sprague may continue to advise the Company as an independent consultant. The Company expresses its thanks to Dr. Sprague for his years of service on the Board of Directors.

      Mr. Sansen resigned effective December 19, 2003. Mr. Sansen may continue to advise the Company as an independent consultant. The Company expresses its thanks to Mr. Sansen for his years of service on the Board of Directors.

      The nominees for election at the Annual Meeting are: Mr. Lionel H. Olmer, who is currently serving as a Class II Director of the Company and John D. Arnold, who was appointed in January 2004 to fill a vacancy on the Board of Directors created by the resignation of Mr. Sansen. The Corporate Governance and Nominating Committee of our Board of Directors has reviewed and evaluated each of these nominees to the Board and has recommended, and our Board of Directors has approved, each of these nominees for election to the Board as a Class II Director, to hold office until the Annual Meeting of Stockholders to be held in 2007, or until his successor has been duly elected and qualified or until his earlier resignation or removal. Each of Messrs. Olmer and Arnold has indicated his willingness to serve; however if either of them should be unable or unwilling to serve if elected; the proxies will be voted for the election of a substitute nominee designated by the Board of Directors or for fixing the number of directors at a lesser number. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for Messrs. Olmer and Arnold, will be voted FOR the election of Messrs. Olmer and Arnold.

      The following table sets forth for Messrs. Olmer and Arnold and for each director whose term of office will extend beyond the Annual Meeting, the year each director was first elected a director, his age, the positions currently held by each director with the Company, the year each director’s term will expire and the class of director of each director. Information as to the stock ownership of each of our directors, each director nominee and all of our current executive officers as a group is set forth below under the caption “Principal Stockholders.” Additional information regarding each nominee and each director whose term of office will extend beyond the Annual Meeting appears after the table.

Nominee or Director’s Name and
Year Nominee or Director			Year Term	Class of
First Became a Director	Age	Position(s) Held	Will Expire	Director

NOMINEE:
Lionel H. Olmer (1988)	69	Director	2004	II
John D. Arnold (2004)	49	Director	2004	II

CONTINUING DIRECTORS:
Thomas P. Redfern (2003)	63	Director	2006	I
Douglas M. McBurnie (2000)	61	Chairman of the Board	2006	I
Walid Maghribi (2002)	52	Director, Chief Executive Officer and President	2005	III
Joseph Consoli (2002)	60	Director	2005	III

Nominee for Election at the Annual Meeting

      Mr. Olmer has been a director of the Company since 1988 and serves as Chairman of the Compensation Committee. From 1981 to 1985, he served as Undersecretary of Commerce for International Trade in the Reagan Administration. From 1985 until July 2002, Mr. Olmer was a partner in the law firm of Paul, Weiss, Rifkind, Wharton & Garrison LLP, focusing on international trade, investment and technology transfer law. Since July 2002, Mr. Olmer has been Of Counsel to Paul, Weiss, Rifkind, Wharton & Garrison LLP.

      Mr. Arnold has been a director of the Company since January 2004. He has been in private law practice since 1988, primarily representing technology companies with relationships with Asian investors and/or manufacturers. Prior to 1988, Mr. Arnold was employed with the law firms of Wilson, Sonsini, Goodrich & Rosati in Palo Alto, California and Foley & Lardner in Milwaukee, Wisconsin. Mr. Arnold is also a member of the board of directors of Measurement Specialties Inc.

Directors Whose Terms Extend Beyond the Meeting

      Mr. Redfern has been a director of the Company since May 2003. From 1989 through 2001, Mr. Redfern was with National Semiconductor, a manufacturer of semiconductor products, in various technical and management roles in the field of analog product development and circuit design. In particular, Mr. Redfern guided product development in the Interface and Peripheral Group, Audio/Video Group and the Analog Products Group. Before his retirement from National Semiconductor in 2001, Mr. Redfern was a Fellow and a technical advisor in the Analog Products Group. Prior to National Semiconductor, Mr. Redfern served for seven years as the Director of MOS Design at Linear Technology, a manufacturer of linear integrated circuits.

      Mr. McBurnie has been a director of the Company since July 2000 and has been Chairman of the Board from June 2002 to the present. Mr. McBurnie also served as the Company’s acting Chief Executive Officer from June 2002 to August 2002. Mr. McBurnie was formerly Senior Vice President, Computer, Consumer & Network Products Group, of VLSI Technology. From June 1994 to August 1997, Mr. McBurnie was with National Semiconductor, where he was Senior Vice President and General Manager of its Communications and Consumer Group. Previously, Mr. McBurnie was Vice President and General Manager of National Semiconductor’s Local Area Network Division. Prior to joining National Semiconductor, he held key executive positions at a number of Silicon Valley companies, including Xidex Corporation, a manufacturer of data storage media, Precision Monolithics, Inc., a semiconductor company, and Fairchild Semiconductor, a semiconductor company. Mr. McBurnie also served as a member of the board of directors of Oryx Technology Corporation from May 1997 until May 2003.

      Mr. Maghribi joined the Company in August 2002 as the Company’s Chief Executive Officer. Since September 2002, Mr. Maghribi has also served as the Company’s President. Mr. Maghribi has been a director since August 2002. Before joining the Company, Mr. Maghribi was President of the Memory Group of Advanced Micro Devices, Inc., a semiconductor manufacturer. He joined Advanced Micro Devices in 1986 and was Group Vice President of the Memory Group before being promoted to President in 2001.

      Mr. Consoli has been a director of the Company since September 2002 and serves as Chairman of the Audit Committee. Mr. Consoli retired in April 1991. Prior to his retirement, Mr. Consoli held executive positions in finance and operations at technology companies including Vice President Finance and Treasurer of Seagate Technology Inc., a manufacturer of computer hard drives; Vice President Finance and CFO and member of the Office of the President of Equatorial Communications Co., a satellite communications company; Vice President of Granger Associations and General Manager of its International Telecommunications Division after serving as Vice President Finance and CFO; Treasurer of Memorex Corp., a consumer electronics and computer products company; Vice President Finance and CFO of Precision Monolithics, Inc., a semiconductor company; and Group Controller and as Director of Corporate Development of Fairchild Semiconductor, a semiconductor company.

      There are no family relationships between any director or executive officer.

Vote Required and Board of Directors’ Recommendation

      The nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the Annual Meeting will be elected as the Class II directors.

      THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED LIONEL H. OLMER AND JOHN D. ARNOLD AS ITS NOMINEES AND RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF THESE NOMINEES.

PROPOSAL II

RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE AS OUR INDEPENDENT PUBLIC

ACCOUNTANTS FOR THE FISCAL YEAR ENDING JANUARY 1, 2005

      The Audit Committee of the Board of Directors has approved the appointment of Deloitte & Touche LLP as independent public accountants to audit the financial statements of Sipex for the fiscal year ending January 1, 2005, and recommends that the stockholders ratify such appointment. In the event the ratification is not approved, the Audit Committee of the Board of Directors will consider whether it should select other independent public accountants.

      The Company has been advised that a representative of Deloitte & Touche will be present at the Annual Meeting, will be available to respond to appropriate questions, and will be given an opportunity to make a statement if he or she so desires.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

      (a) Previous Independent Accountants and Auditors

      Deloitte & Touche LLP has been Sipex’s independent public accountants since July 2003. Prior to the appointment of Deloitte and Touche, KPMG LLP (“KPMG”) was previously Sipex’s independent public accountants. On June 6, 2003, KPMG resigned.

      In connection with the audit of the fiscal year ended December 31, 2002 and the subsequent interim period through June 6, 2003, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

      The audit reports of KPMG on the consolidated financial statements of the Company and subsidiaries as of and for the year ended December 31, 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

      In addition, there were no reportable events as set forth in Item 304(a)(1)(v) of Regulation S-K during the fiscal year ended December 31, 2002 or the subsequent interim period through June 6, 2003, except as described below:

      KPMG’s management letter issued in connection with their audit for the Company’s fiscal year ended December 31, 2002 identified “material weaknesses” (as defined under standards established by the American Institute of Certified Public Accountants) relating to the deficiencies in the systems and processes used in the preparation of the financial statements and the lack of proper management review and account analysis. The area most significantly impacted by the material weaknesses related to inventory, including costing systems, reserves, work in-process and variance analysis. The material weaknesses identified in KPMG’s management letter for the fiscal year ended December 31, 2002 were described in the Company’s Annual Report on Form 10-K for this period.

      The Audit Committee of the Company’s Board of Directors and the Company’s management discussed these reportable events with KPMG. The Company has authorized KPMG to respond fully to any inquiries of any successor accountant concerning the subject matter of the reportable events.

      KPMG’s letter, dated June 12, 2003, to the Securities and Exchange Commission was filed as an exhibit to the Form 8-K by the Company on June 13, 2003.

      (b) New Principal Independent Accountants and Auditors.

      On July 10, 2003, the Audit Committee of the Board of Directors approved the appointment of Deloitte & Touche LLP as the Company’s new independent public accountants.

      During fiscal year ended December 31, 2002 and the subsequent interim period through June 6, 2003, the Company did not consult Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Fees Paid to Deloitte & Touche LLP and KPMG

      The Company retained Deloitte & Touche LLP to audit the consolidated financial statements for the fiscal year ended December 31, 2003. Deloitte & Touche did not provide any professional services for the fiscal year ended December 31, 2002. The aggregate fees billed for these and other professional services by Deloitte & Touche in fiscal 2003 were:

Audit Fees: $921,041 for services rendered for the annual audit of the Company’s consolidated financial statements for 2003 and the quarterly reviews of the financial statements included in the Company’s Forms 10-Q.

Audit-Related Fees: None.

Tax Fee: None.

All Other Fees: The aggregate fees billed by Deloitte & Touche for services rendered for Sarbanes-Oxley readiness for the fiscal year ended December 31, 2003 were $2,700.

      The Company retained KPMG to audit the consolidated financial statements for 2002 and to review the first quarter of 2003. KPMG’s relationship with the Company ended June 6, 2003. The Company continued to retain KPMG to prepare its income tax returns for the 2002 tax year. The aggregate fees billed for these and other professional services in fiscal years 2002 and 2003 were:

	2003	2002

Audit Fees(1)	$117,500	$769,000
Audit-Related Fees(2)	$0	$0
Tax Fees(3)	$37,520	$57,500
All Other Fees(4)	$89,943	$223,000
Total	$244,963	$1,049,500

(1) Audit Fees: These fees are for professional services rendered by KPMG for the annual audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2002 and for the review of the Company’s first quarter, 2003 financial statements.

(2) Audit-Related Fees:

(3) Tax Fees: These are fees for professional services rendered to the Company for the preparation of the Company’s federal and state income tax returns for 2002.

(4) All Other Fees: These are fees for professional services rendered to the Company principally related to the Company’s SEC filings.

      The Company’s Audit Committee has determined that the provision of the services provided by Deloitte & Touche as set forth herein are compatible with maintaining Deloitte & Touche’s independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

      The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Vote Required and Board of Directors’ Recommendation

      Stockholder ratification of the selection of Deloitte & Touche as our independent auditors is not required by our bylaws or any other applicable legal requirement. However, the Audit Committee is submitting the selection of Deloitte & Touche to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, however, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our stockholders.

      The affirmative vote of the holders of a majority of the shares of our Common Stock present or represented and voting at the Annual Meeting will be required to approve this Proposal II.

      OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS SIPEX’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE 2004 FISCAL YEAR.

PROPOSAL III

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE

1996 EMPLOYEE STOCK PURCHASE PLAN

      The 1996 Employee Stock Purchase Plan (the “ESPP”) was originally adopted by the Company’s Board of Directors in January 1996, and was approved by the Company’s stockholders in February 1996. Without the amendment and restatement, the ESPP will run out of available shares and will, pursuant its terms, terminate at the end of the current payment period. The Board of Directors believes that the ESPP should be amended to prevent its termination at the end of the current payment period and to make additional shares of Common Stock available for issuance under the ESPP. On April 28, 2004, the Board of Directors approved the amendment and restatement of the ESPP, which will prevent the ESPP from being terminated at the end of the payment period currently in progress and will increase the number of shares authorized for issuance under the ESPP by 300,000 shares, subject to the approval of a majority of the shares of the Company’s Common Stock that are present in person or by proxy and entitled to vote at the Annual Meeting.

      Encouraging employees to acquire equity ownership in the Company assures a closer alignment of the interests of participants in the ESPP with those of the Company’s stockholders. The proposed restatement would avoid termination of the ESPP and would increase in the number of shares of Common Stock available for sale under the ESPP, therefore enabling the Company to continue to use the ESPP through 2004 and beyond. The Company believes the ESPP is a valuable tool for attracting and retaining key personnel and aligning the interests of the ESPP participants with those of the Company’s stockholders.

Description of 1996 Employee Stock Purchase Plan

      The following paragraphs provide a summary of the principal features of the amendment and restatement of the ESPP and its operation. The ESPP is set forth in its entirety as Appendix A to this Proxy Statement. The following summary is qualified in its entirety by reference to the ESPP.

Purpose

      The purpose of the ESPP is to encourage stock ownership by all eligible employees of the Company and its participating subsidiaries so that they may share in the growth of the Company by acquiring or increasing their proprietary interest in the Company. This purpose is accomplished by providing eligible employees of the Company and its participating subsidiaries with the opportunity to purchase shares of Common Stock of the Company through payroll deductions. The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended.

Eligibility to Participate

      Most employees of the Company and its participating subsidiaries are eligible to participate in the ESPP. However, an employee is not eligible if he or she has the right to acquire five percent or more of the voting stock of the Company or of any parent corporation or subsidiary corporation of the Company or if he or she normally is scheduled to work less than or equal to twenty hours per week or five months per calendar year. Approximately 270 employees are currently eligible to participate in the ESPP.

Administration, Amendment and Termination

      The ESPP may be administered by a committee appointed by the Board of Directors of the Company (the “Committee”). The Company’s Board is divided into three classes of directors, with each director serving a three-year term following his or her election to the Board by the stockholders of the Company at the annual meeting or stockholders. The members of the Committee serve at the pleasure of the Board. The Committee must consist of not less than two members of the Company’s Board of Directors. Unless otherwise determined by the Board of Directors, the interpretation and construction by the Committee of any provision of the ESPP or any option granted under the ESPP is final. The Committee may from time to time adopt such rules and regulations for carrying out the ESPP as it deems best. If the Board of Directors fails to appoint or refrains from appointing a Committee, the Board of Directors has all power and authority to administer the ESPP.

      The Board of Directors may terminate the ESPP at any time and for any reason. Either the Committee or the Board of Directors may amend the ESPP at any time and for any reason. However, as required by Section 423 of the Internal Revenue Code, the Company’s stockholders must approve certain material amendments.

Enrollment and Contributions

      The ESPP generally has consecutive six-month payment periods that begin on January 1 and July 1 of each year and which end on December 31 and June 30, respectively. Payroll deductions are accumulated during each six-month payment period and, at the end of each payment period, shares of Common Stock are purchased with a participant’s accumulated payroll deductions. To participate, an eligible employee must authorize payroll deductions pursuant to the ESPP. Such payroll deductions may not exceed 10% of a participant’s eligible compensation during the payment period.

Purchase of Shares

      At the beginning of each payment period, each participant automatically is granted an option to purchase shares of Common Stock. The option expires at the end of the payment period or upon termination of employment or removal from participation in the ESPP, whichever is earlier, but is exercised (if not already expired) at the end of each payment period to the extent of the payroll deductions accumulated during such payment period (subject to the limits discussed below). The price of the shares equals 85% of the lower of (1) the stock’s average market price on the first business day of the payment period, or (2) the stock’s average market price on the last business day of the payment period, in either event rounded up to the nearest cent. “Average market price” under the ESPP generally means the closing sales price of our common stock on the Nasdaq National Market for the day in question (or, if our stock was traded on a national exchange, the average of the high and low prices of our common stock on the principal national securities exchange on which our stock traded for the day in question).

      An employee who continues to be a participant on the last day of the Payment Period will have his or her accumulated payroll deductions used to exercise that option and purchase that number of full shares of Common Stock which can be paid for with the accumulated payroll deductions. However, in any single year, no employee may purchase more than $25,000 of Common Stock (based on the fair market value at the beginning of the applicable payment period). The maximum number of shares that a participant may purchase during any payment period is 1,000 shares. Any unused payroll deductions are returned to the participant without interest following the purchase of shares under the ESPP.

Number of Shares of Common Stock Available under the ESPP

      Prior to taking into account the number of shares requested for issuance under the ESPP pursuant to this Proposal, a total of 400,000 shares of Common Stock were initially reserved for issuance under the ESPP. If the stockholders approve this Proposal, a total of 700,000 shares of Common Stock will be reserved for issuance under the ESPP. Shares sold under the ESPP may be authorized but unissued common stock or shares of common stock reacquired by the Company, including shares purchased in the open market.

Changes in Capitalization

      In the event of any stock split, combination, reorganization, split-up, liquidation, recapitalization or other similar change in the capital structure of the Company, appropriate adjustments will be made in the purchase price per share and the number of shares of common stock covered by each option under the ESPP (which has not yet been exercised), as well as to the number and class of the shares available for purchase under the ESPP and the per-person numerical limits on the number of shares that may be purchased under the ESPP. In the event of any stock dividend upon the shares of common stock, participants will be entitled upon exercise of the option to receive the number of shares subject to the option, plus the number and class of shares he or she would have been entitled to receive as a dividend if he or she had exercised the option prior to the time the dividend was declared (with cash in lieu of fractional shares). In such an event, appropriate adjustments also will be made in the number and class of the shares available for purchase under the ESPP and the per-person numerical limits on the number of shares that may be purchased under the ESPP.

Merger or Asset Sale of the Company

      In the event we consolidate with or are acquired by another entity in a merger or sell all or substantially of our assets to another entity, the Committee or the board of directors of the successor entity may either (1) arrange for the substitution of options under the ESPP, or (2) terminate each participant’s option in exchange for a cash payment equal to the fair market value (as of the date of the merger or sale) of that number of shares that the participant’s accumulated payroll deductions could have then purchased (assuming the purchase price is based on the first day of the payment period) minus the aggregate purchase price of such shares (assuming the purchase price is based on the first day of the payment period).

Termination of Participation

      Participation in the ESPP terminates when a participant’s employment with the Company (or any participating subsidiary) ceases for any reason, the employee withdraws from the ESPP, or the Company terminates or amends the ESPP such that the employee no longer is eligible to participate. In such event, the payroll deductions credited to the participant’s account will be refunded without interest.

Number of Shares Purchased by Certain Individuals and Groups

      Given that the number of shares that may be purchased under the ESPP is determined, in part, by the Common Stock’s market value at the beginning of a payment period and at the end of a payment period and given that participation in the ESPP is voluntary on the part of employees, the actual number of shares that may be purchased by any individual is not determinable. For illustrative purposes, the following table sets forth (a) the number of shares of the Company’s common stock that were purchased during fiscal 2003 under the ESPP, and the (b) price per share purchase price paid for such shares.

		Average Per
	Number of	Share
Name of Individual or Group	Shares Purchased	Purchase Price

All executive officers, as a group	1,000	$3.349
All directors who are not executive officers, as a group(1)	0	N/A
All employees who are not executive officers, as a group
May, 2003	60,671	2.516
November, 2003	62,102	3.349

(1)	Directors who are not employees of the Company are not eligible to participate in the ESPP.

Tax Aspects

      The following is a brief summary of the general effect of federal income taxation upon participants and us with respect to shares purchased under the ESPP.

      The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Internal Revenue Code, as amended. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant generally will be subject to tax in an amount that depends upon how long the shares have been held by the participant. If the shares are sold or otherwise disposed of more than two years from the first day of the particular payment period in which such shares were acquired and more than one year after the actual exercise (purchase) date, the participant will recognize ordinary income equal to the lesser of (1) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (2) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable payment period in which such shares were acquired. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of the aforementioned periods (a “disqualifying disposition”), the participant will recognize ordinary income equal to the excess of (1) the fair market value of the shares on the date the shares are purchased over (2) the purchase price. Any additional gain or loss on such sale or disposition will be capital gain or loss, which will be long-term if the shares are held for more than one year. We generally are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a disqualifying disposition.

Summary

      We believe strongly that the approval of the amendment and restatement of the ESPP is essential to our continued success. Our employees are our most valuable asset. The amendment and restatement of the ESPP will add to the number of shares available for issuance and will allow us to continue the ESPP, which will help us to attract, retain, and motivate people whose skills and performance are critical to our success.

      OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO ADOPT THE AMENDMENT AND RESTATEMENT OF THE 1996 EMPLOYEE STOCK PURCHASE PLAN.

      The following table provides information as of December 31, 2003 about the securities authorized for issuance under our equity compensation plans, consisting of the 1994 Stock Option and Incentive Plan, the 1996 Stock Option Plan, the 1996 Non-Employee Director Stock Option Plan, the 1997 Stock Option Plan, the 1999 Stock Option Plan, the 2000 Non-Qualified Stock Option Plan and the 2002 Nonstatutory Stock Option Plan, and pursuant to stand-alone option grants pursuant to arrangements that were not approved by our stockholders.

			Number of securities
			remaining available for
	Number of securities	Weighted-average	future issuance under
	to be issued upon	exercise price of	equity compensation
	exercise of	outstanding	plans (excluding
	outstanding options,	options, warrants	securities reflected
Plan Category	warrants and rights	and rights	in first column)

Equity Compensation Plans Approved by Security Holders	1,483,708	$10.52	556,440
Equity Compensation Plans Not Approved by Security Holders	5,156,356	$4.08	563,492
Total	6,640,064	$5.52	1,119,932

      The above table does not include 1996 Employee Stock Purchase Plan, which was approved by our security holders, pursuant to which 33,972 shares are currently available to be issued.

2000 Non-Qualified Stock Option Plan

      In April 2000, our Board of Directors adopted the 2000 Nonqualified Stock Option Plan pursuant to which non-statutory stock options for up to 1,000,000 shares of common stock may be granted to employees, consultants or advisors. The 2000 Nonqualified Stock Option Plan was filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (File No. 000-27892) as filed with the SEC on March 23, 2001. In October 2002, our Board of Directors adopted an amendment to the 2000 Nonqualified Stock Option Plan to decrease the number of shares reserved under the plan by 328,010 shares, from 1,000,000 shares to 671,990 shares.

      Our Board of Directors is authorized to administer the 2000 Nonqualified Stock Option Plan. Our Board of Directors is authorized to adopt, amend and repeal the rules and regulations of the 2000 Nonqualified Stock Option Plan and to interpret the provisions of the 2000 Nonqualified Stock Option Plan. Our Board of Directors may amend or terminate the 2000 Nonqualified Stock Option Plan at any time. Our Board of

Directors has delegated to the Compensation Committee authority to administer certain aspects of the 2002 Nonqualified Stock Option Plan.

      Our Board of Directors and our Compensation Committee have the authority to select the recipients of options under the 2000 Nonqualified Stock Option Plan and determine (i) the number of shares of common stock covered by such options, (ii) the dates upon which such options become exercisable, (iii) the exercise price of options (which may not be less than the fair market value of the common stock on the date of grant), and (iv) the duration of the options (which may not exceed 10 years).

2002 Nonstatutory Stock Option Plan

      In September 2001, our Board of Directors adopted the 2002 Nonstatutory Stock Option Plan pursuant to which non-statutory stock options for up to 1,000,000 shares of common stock may be granted to employees, consultants or advisors. The 2002 Nonstatutory Stock Option Plan was filed with our registration statement on Form S-8 (File No. 333-73880) as filed with the SEC on November 21, 2001. In October 2002, our Board of Directors adopted an amendment to the 2002 Nonstatutory Stock Option Plan to increase the number of shares reserved under the plan by 1,000,000 shares, from 1,000,000 shares to 2,000,000 shares.

      Our Board of Directors is authorized to administer the 2002 Nonstatutory Stock Option Plan. Our Board of Directors is authorized to adopt, amend and repeal the rules and regulations of the 2002 Nonstatutory Stock Option Plan and to interpret the provisions of the 2002 Nonstatutory Stock Option Plan. Our Board of Directors may amend, suspend or terminate the 2002 Nonstatutory Stock Option Plan at any time. Our Board of Directors has delegated to the Compensation Committee authority to administer certain aspects of the 2002 Nonstatutory Stock Option Plan.

      Our Board of Directors and our Compensation Committee have the authority to select the recipients of options under the 2002 Nonstatutory Stock Option Plan and determine (i) the number of shares of common stock covered by such options, (ii) the dates upon which such options become exercisable, (iii) the exercise price of options, and (iv) the duration of the options (which may not exceed 10 years).

Stand-Alone Option Agreements

      From August 1999 through December 2003, we granted options to purchase an aggregate of 5,440,050 shares of common stock pursuant to stand-alone option agreements with our employees. Of these option, 3,375,250 were outstanding as of December 31, 2003.

CORPORATE GOVERNANCE

Meetings of the Board of Directors and Committee Meetings

      The Board of Directors of the Company held nineteen (19) meetings during the fiscal year ended December 31, 2003. During their tenure, each of the directors attended at least 75% of the meetings of the Board of Directors and applicable committee meetings during fiscal 2003, except Manfred Loeb who, during his tenure (January 1, 2003 to May 30, 2003), attended three out of eight meetings of the Board of Directors. It is the Company’s policy that all directors should make reasonable efforts to attend our Annual Meeting of Stockholders. Last year, Director Maghribi and Director-Nominee Redfern attended our Annual Meeting of Stockholders.

      The Company has a standing Compensation Committee, Corporate Governance and Nominating Committee, as well as an Audit Committee. Each committee has adopted a written charter, all of which are available on Sipex’s website at www.sipex.com. In addition, a copy of the Audit Committee Charter is attached to this proxy statement as Appendix B.

Compensation Committee

      Mr. Olmer, Mr. Loeb and Dr. Sprague were members of the Compensation Committee during fiscal 2003. Mr. Loeb resigned as a member effective May 2003. On February 26, 2004, Mr. Redfern was appointed as a member of the Compensation Committee and Mr. Olmer was reappointed as a member of the Compensation Committee. In light of the fact that Dr. Sprague’s tenure as a Class II Director will expire at the Annual Meeting, Dr. Sprague was not reappointed as a member of the Compensation Committee. None of the Compensation Committee members is an employee of Sipex and all of them are independent within the meaning of the corporate governance standards of the Nasdaq Stock Market. The report of the Compensation Committee for fiscal year ended December 31, 2003 is included in this proxy statement.

      This Committee reviews and evaluates the compensation and benefits of all officers of the Company, reviews general policy matters relating to compensation and benefits of employees of the Company and makes recommendations concerning these matters to the Board of Directors. The Compensation Committee administers the Company’s 1996 Incentive Stock Option Plan, 1996 Non-Employee Director Stock Option Plan, 1996 Employee Stock Purchase Plan, 1997 Stock Option Plan, 1999 Stock Option Plan, the 2000 Non-Qualified Stock Option Plan and the 2002 Nonstatutory Stock Option Plan. The Compensation Committee held no separate meetings during fiscal 2003.

Corporate Governance and Nominating Committee

      The Corporate Governance and Nominating Committee, of which Mr. Arnold, Mr. McBurnie and Mr. Redfern are members, was established February 26, 2004. None of the Corporate Governance and Nominating Committee members is an employee of Sipex and Mr. Arnold and Mr. Redfern are independent within the meaning of the corporate governance standards of the Nasdaq Stock Market. Mr. McBurnie is not considered independent due to his tenure as our Acting CEO during 2002. The Board, however, has determined that it is in the best interests of Sipex and its stockholders for Mr. McBurnie to serve as a member of the Corporate Governance and Nominating Committee pursuant to the “exceptional and limited circumstance” exception permitted by Nasdaq Stock Market listing standards.

      The Corporate Governance and Nominating Committee makes recommendations to the Board of Directors regarding nominees for the Board, monitors the size and composition of the Board, assists the Board with review and consideration of developments in corporate governance practices and performs such other duties as the Board of Directors shall from time to time prescribe. As the Corporate Governance and Nominating Committee was established in 2004 it held no meetings in 2003.

Audit Committee

      The Audit Committee members in 2003 were Mr. Consoli, Mr. Olmer and Dr. Sprague. On February 26, 2004, in light of the fact that Dr. Sprague’s term of office will not continue beyond the Annual Meeting, Mr. Arnold was appointed as a member of the Audit Committee and Dr. Sprague was not reappointed as a member. None of the Audit Committee members is an employee of Sipex and all of them are independent within the meaning of the rules of the SEC and the corporate governance standards of the Nasdaq Stock Market. Our Board of Directors has determined that Mr. Consoli is qualified as an audit committee financial expert within the meaning of the rules of the SEC and has confirmed that the other members of the Audit Committee are able to read and understand financial statements. The report of the Audit Committee for the fiscal year ended December 31, 2003 is included in this proxy statement.

      In discharging its duties, the audit committee performs the following functions, among others: (i) reviews and approves the scope of the annual audit, non-audit services to be performed by the independent auditors and the independent auditors’ audit and non-audit fees; (ii) appoints and, as appropriate, replaces the independent auditors, pre-approves all audit and non-audit services of the independent auditors and assesses the qualifications and independence of the independent auditors; (iii) reviews the performance of the Company’s internal audit function, the Company’s auditing, accounting and financial reporting procedures and independent auditors; (iv) reviews the general scope of the Company’s accounting, financial reporting, annual audit and internal audit programs and matters relating to internal control systems; (v) monitors the

Company’s compliance with related legal and regulatory requirements; (vi) retains, when necessary and appropriate, independent legal, accounting or other advisors, (vii) meets independently with the Company’s independent auditors and senior management; (viii) reviews and discusses with management periodic and annual reports prepared by the Company for filings with the Securities and Exchange Commission, including making a recommendation to the Company’s Board of Directors that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission; and (ix) reviews the results of the annual audit and interim financial statements, audit independent issues and the adequacy of the written audit committee charter adopted by the Board of Directors.

Policy for Director Recommendations and Nominations

      The Corporate Governance and Nominating Committee considers candidates for Board membership suggested by Board members, management and stockholders of Sipex. It is the policy of the Corporate Governance and Nominating Committee to consider recommendations for candidates to the Board of Directors from our stockholders. A stockholder that desires to recommend a candidate for election to the Board of Directors should direct the recommendation in written correspondence by letter to the Company, attention of:

Chairman of the Corporate Governance and Nominating Committee c/o Sipex Corporation 233 South Hillview Drive Milpitas, California 95035

      Such stockholder recommendation must include:

•	The candidate’s name, home and business contact information

•	Detailed biographical data and relevant qualifications

•	A signed letter from the candidate confirming his or her willingness to serve

•	Information regarding any relationships between the candidate and Sipex within the last three years

      The Corporate Governance and Nominating Committee will consider persons recommended by Sipex’s stockholders in the same manner as a nominee recommended by the Board of Directors, individual Board members or management.

      In addition, a stockholder may nominate a person directly for election to the Board of Directors at an Annual Meeting of our Stockholders provided they meet the requirements set forth in our Bylaws.

      Where the Corporate Governance and Nominating Committee has either identified a prospective nominee or determines that an additional or replacement director is required, the Corporate Governance and Nominating Committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the Committee, the Board or management. In its evaluation of director candidates, including the members of the Board of Directors eligible for re-election, the Corporate Governance and Nominating Committee considers a number of factors, including the following:

•	The current size and composition of the Board of Directors and the needs of the Board of Directors and the respective committees of the Board

•	Such factors as judgment, independence, character and integrity, age, area of expertise, diversity of experience, length of service, and potential conflicts of interest

      The Corporate Governance and Nominating Committee has also specified the following minimum qualifications that it believes must be met by a nominee for a position on the Board:

•	The highest personal and professional ethics and integrity

•	Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment

•	Skills that are complementary to those of the existing Board

•	The ability to assist and support management and make significant contributions to Sipex’s success

•	An understanding of the fiduciary responsibilities that is required of a member of the Board and the commitment of time and energy necessary to diligently carry out those responsibilities

      In connection with its evaluation, the Corporate Governance and Nominating Committee determines whether it will interview potential nominees. After completing the evaluation and review, the Corporate Governance and Nominating Committee makes a recommendation to the full Board as to the persons who should be nominated to the Board, and the Board determines and approves the nominees after considering the recommendation and report of the Corporate Governance and Nominating Committee.

Director Independence

      On February 26, 2004, the Board undertook a review of the independence of its directors and considered whether any director had a material relationship with Sipex or its management that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, the Board affirmatively determined that Messrs. Arnold, Consoli, Olmer and Redfern are independent of Sipex and its management under the corporate governance standards of the Nasdaq Stock Market. Due to Mr. Maghribi’s status as an employee of the Company and Mr. McBurnie’s service as Acting CEO of the Company during 2002, the Board affirmatively determined that Messrs. McBurnie and Maghribi do not qualify as “independent directors” under the corporate governance standards of the Nasdaq Stock Market.

Code of Business Conduct and Ethics

      The Board of Directors has adopted a Code of Business Conduct and Ethics that is applicable to all employees, officers and directors of Sipex, including Sipex’s senior executive and financial officers. In addition, the Board of Directors adopted a Code of Ethics for Principal Executive Officer and Senior Financial Officers that is applicable to our principal executive and senior financial officers. Each Code is intended to deter wrongdoing and promote ethical conduct among our directors, executive officers and employees. Each Code is available on Sipex’s corporate website at www.sipex.com. Sipex intends to satisfy the disclosure requirements under Item 10 of Form 10-K regarding amendment to, or waiver from, each Code for any executive officer or director by posting such information on our website at www.sipex.com, provided such method of disclosure is then in compliance with the rules of the NASDAQ National Market and the rules of the Securities and Exchange Commission.

COMPENSATION OF DIRECTORS

      During 2003, directors who were not employees of the Company were entitled to receive $2,500 per quarter as a retainer, $1,000 for each meeting of the Board of Directors attended in person, $500 for each teleconference meeting of the Board of Directors and $1,000 for each committee meeting, unless such committee meeting is held on the same day as a meeting of the Board of Directors in which case the compensation is reduced to $500. In addition to these fees, for fiscal year 2003, the Chairman of the Audit Committee was entitled to receive $2,500 per quarter as an additional retainer. No employee of the Company receives separate compensation for services rendered as a director. All directors are reimbursed for expenses in connection with attending Board and committee meetings.

      In February 2004, director compensation was changed to a fixed fee basis, so meetings can be called without charge. Effective April 4, 2004, directors who are not employees of the Company are entitled to receive $4,500 per quarter as a retainer. The Chairman of the Audit Committee is entitled to receive $2,500 per quarter as an additional retainer.

      On February 10, 2003, Mr. McBurnie was paid $75,000 for services rendered to the Company in the summer of 2002 when he was Acting CEO. Instead of being paid in 2002, Mr. McBurnie elected to defer his payment until 2003.

      On March 14, 1997, the Board of Directors of the Company adopted the 1997 Stock Option Plan, which was approved by the Company’s stockholders at the Special Meeting in Lieu of Annual Meeting held on May 30, 1997. Among other provisions of the 1997 Stock Option Plan, each director, who was not also an employee or consultant of the Company, received in July 1997 (and each year thereafter through July 2002) an option to purchase 5,000 shares of Common Stock (the “Director Options”). Each person who is not also an employee or consultant of the Company and became a director after the third Monday in July 1997 received, upon the date of his or her initial election as a director, an option to purchase 5,000 shares of Common Stock. In 1999, the Company increased this option grant from 5,000 to 7,500 shares. The Director Options granted vest one-fifth on each anniversary of the date of grant and have an exercise price equal to the fair market value of the Common Stock on the date of grant. The term of each Director Option is for a period of ten years from the date of grant. Director Options are subject to accelerated vesting under certain circumstances and may be transferred to the extent vested.

      On February 17, 1999, the Board of Directors adopted the 1999 Stock Plan, which was approved by the Company’s stockholders at the Annual Meeting held on May 28, 1999. The 1999 Stock Plan provides for 1,200,000 shares of the Company’s Common Stock to be reserved for the grant of incentive stock options to employees of the Company and the grant of non-qualified stock options, stock awards and opportunities to make direct purchases of stock in the Company to employees, directors, officers and consultants of the Company. Directors are eligible to receive option grants under the 1999 Stock Plan. On September 21, 2001, the Board of Directors adopted the 2002 Nonstatutory Stock Option Plan. The 2002 Nonstatutory Stock Option Plan provides for 2,000,000 shares of the Company’s Common Stock to be reserved for grant of non-qualified stock options, stock awards and opportunities to make direct purchases of stock in the Company to employees, directors, officers and consultants of the Company. Directors are eligible to receive option grants under the 2002 Nonstatutory Stock Option Plan.

      In July 2003, the Company granted each director who was not also an employee or consultant of the Company, other than Mr. Redfern, an option under the Company’s 2002 Nonstatutory Stock Option Plan to purchase 7,500 shares of Common Stock. In July 2003, Mr. Redfern was granted an option under the Company’s 2002 Nonstatutory Stock Option Plan to purchase 22,500 shares of Common Stock. These options vest one-forth on each anniversary of the date of grant and have an exercise price of $5.08 per share. The term of each option is ten years from the date of grant.

      The Company intends to grant in July 2004 to each director who is not also an employee or consultant of the Company (and has served as a member of the Board of Directors for at least six months prior to July 2004) an option to purchase 7,500 shares of Common Stock.

      The Company has purchased directors’ and officers’ liability insurance covering all of the Company’s directors and officers. The aggregate premium for this insurance policy in 2003 was $714,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      No person who served as a member of the Compensation Committee was, during the fiscal year ended December 31, 2003, an officer or employee of the Company or any of its subsidiaries, was formerly an officer of the Company or any of its subsidiaries, or had any relationship requiring disclosure herein. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth as of April 9, 2004 information to the best of our knowledge, with respect to the beneficial ownership of the Company’s Common Stock by (i) each person who is known to the Company to be the beneficial owner of more than five percent of its Common Stock, (ii) each director, or nominee for director, of the Company, (iii) each of the executive officers named in the Summary Compensation Table under the caption “Executive Compensation Summary” below, and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated in the footnotes to the table, the beneficial owners listed have sole voting and investment power (subject to community property laws where applicable) as to all of the shares beneficially owned by them. As of April 9, 2004, there were 33,067,882 shares of common stock outstanding.

	Amount and Nature of
Name and Address of Beneficial Owner(1)	Beneficial Ownership	Percent of Class

Alonim Investments Inc.(2)	13,649,200	40.2
237 Hymus Blvd.
Montreal (Pointe-Claire), Quebec H9R 5C7 Canada
State of Wisconsin Investment Board(3)	3,896,000	11.8
P.O. Box 7842
Madison, WI 53707
Kennedy Capital Management, Inc.(4)	2,021,600	6.1
10829 Olive Blvd.
St. Louis, MO 63141
Dimensional Fund Advisors Inc.(5)	1,669,612	5.1
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
Walid Maghribi(6)	777,250	2.3
Joseph R. Rauschmayer(7)	147,833	*
Phillip A. Kagel(8)	141,625	*
Douglas M. McBurnie(9)	132,500	*
Kevin Plouse(10)	132,000	*
John L. Sprague(11)	45,375	*
Lionel H. Olmer(12)	39,373	*
Joseph Consoli(13)	6,875	*
John Arnold	6,000	*
Thomas P. Redfern	—	*
All directors and executive officers as a group (10 persons)	1,428,831	4.2

*	Less than 1% of the outstanding Common Stock.

(1)	Unless otherwise indicated, to the knowledge of the Company, each person listed above has sole voting and investment power with respect to the shares and maintains a mailing address at: c/o SIPEX Corporation, 233 South Hillview Drive, Milpitas, CA 95035.

(2)	Based solely on information provided in a Schedule 13D/ A filed with the Securities and Exchange Commission on February 27, 2004, Alonim Investments Inc. had sole voting and dispositive power of 12,749,200 shares. Includes 4,600,000 shares held indirectly through Rodfre Lending LLC, a wholly owned affiliate of Alonim Investments Inc., and 8,149,200 shares held indirectly through Rodfre Holding LLC, a wholly owned affiliate of Alonim Investments Inc. Also includes a warrant to purchase 900,000 shares held indirectly through Rodfre Holding LLC. Excludes 350,000 shares held by Joie Investment Holding LLC. Rodney H. Miller and MJM Publicity Ltd. through holding companies, hold respectively 71.43% and 28.57% of the voting stock of the parent company of Joie Investment Holding LLC. Rodney H. Miller is the son of Robert G. Miller, the beneficial owner of all of the voting stock of Alonim Investments, Inc. MJM Publicity Ltd. is a company controlled by Margaret J. Miller, the wife of Robert G. Miller. Alonim Investments Inc. has given Sipex’s Board of Directors an irrevocable proxy to vote the 3,000,000 shares issued upon conversion of the Second Note (as defined in “Certain Transactions” below), which proxy shall remain in effect until February 18, 2005. The proxy may be exercised by the Board of Directors at any annual or special meeting of the Company’s stockholders by either (i) voting the 3,000,000 shares in the same manner as a majority of the votes cast at such meeting or (ii) by abstaining from voting the shares, if so instructed by Alonim Investments Inc.

(3)	Based solely on information provided in a Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2004. State of Wisconsin Investment Board had sole voting and dispositive power of 3,896,000 shares.

(4)	Based solely on information provided in a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2004. Kennedy Capital Management, Inc. and had sole dispositive power of 2,021,600 shares, and sole voting power of 1,974,800 shares.

(5)	Based solely on information provided in a Schedule 13G/ A filed with the Securities and Exchange Commission on February 6, 2004. Dimensional Fund Advisors Inc. had sole voting and dispositive power of 1,669,612 shares.

(6)	Includes 743,750 shares issuable pursuant to stock options which are exercisable prior to June 9, 2004.

(7)	Includes 145,833 shares issuable pursuant to stock options which are exercisable prior to June 9, 2004.

(8)	Includes 140,625 shares issuable pursuant to stock options which are exercisable prior to June 9, 2004.

(9)	Includes 117,500 shares issuable pursuant to stock options which are exercisable prior to June 9, 2004.

(10)	Includes 125,000 shares issuable pursuant to stock options which are exercisable prior to June 9, 2004.

(11)	Includes 44,375 shares issuable pursuant to stock options which are exercisable prior to June 9, 2004.

(12)	Includes 37,373 shares issuable pursuant to stock options which are exercisable prior to June 9, 2004.

(13)	Includes 6,875 shares issuable pursuant to stock options which are exercisable prior to June 9, 2004.

COMPENSATION AND OTHER

INFORMATION CONCERNING EXECUTIVE OFFICERS

Executive Compensation Summary

      The following table sets forth certain information concerning the annual and long term compensation for each individual that served as Chief Executive Officer during fiscal 2003 and our three next most highly compensated executive officers whose compensation exceeded $100,000 in fiscal 2003 for services rendered in all capacities for the years indicated. These individuals are referred to as the “Named Executive Officers.”

      Clyde R. Wallin joined Sipex as Senior Vice President of Finance and Chief Financial Officer in April 2004 and is not included in the tables relating to summary compensation and option grants.

Summary Compensation Table

				Long Term
				Compensation(1)

		Annual Compensation		Securities	All Other
	Fiscal			Underlying	Compensation
Name and Principal Position	Year	Salary($)	Bonus($)(2)	Options(#)	($)(3)

Walid Maghribi(4)	2003	$350,000	$—	400,000	$5,926
Chief Executive Officer and	2002	$121,154	$—	1,700,000	$2,802
President	2001	—	—	—	—
Phillip A. Kagel(5)	2003	$194,711	$—	225,000	$5,047
Executive Vice President of	2002	—	—	—	—
Finance, Chief Financial Officer,	2001	—	—	—	—
Treasurer and Secretary
Kevin Plouse(6)	2003	$220,000	$—	50,000	$5,244
Senior Vice President of Business	2002	$57,539	$—	300,000	$2,293
Development	2001	—	—	—	—
Joseph T. Rauschmayer(7)	2003	$230,000	$—	50,000	$5,288
Senior Vice President of Operations	2002	$53,077	$—	350,000	$1,879
	2001	—	—	—	—

(1)	The Company did not make any restricted stock awards, grant any stock appreciation rights or make any long term incentive payments during fiscal years 2001, 2002 or 2003.

(2)	Bonuses are reported in year earned even if actually paid in subsequent year.

(3)	Includes contributions made by the Company on behalf of the Named Executive Officers to the Company’s Tax Deferred Savings Plan, and insurance premiums paid by the Company.

(4)	Mr. Maghribi joined the Company in August 2002.

(5)	Mr. Kagel joined the Company in February 2003 and departed in April 2004.

(6)	Mr. Plouse joined the Company in September 2002.

(7)	Mr. Rauschmayer joined the Company in September 2002.

Option Grants in Last Fiscal Year

      The following table sets forth stock options granted during the year ended December 31, 2003 to the Named Executive Officers. No stock appreciation rights (“SARs”) were granted during the year ended December 31, 2003.

	Individual Grants
					Potential Realizable
		Percent of			Value at Assumed Annual
	Number of	Total Options			Rates of Stock Price
	Securities	Granted to			Appreciation for Option
	Underlying	Employees in	Exercise or		Terms ($)(3)
	Options	Fiscal 2003	Base Price per	Expiration
Name	Granted (#)	Year (%)(1)	Share ($)(2)	Date	5%	10%

Walid Maghribi(4)	400,000	17	6.16	8/11/2013	1,549,596	3,926,981
Phillip A. Kagel(5)	225,000	10	2.34	2/10/2013	331,113	839,105
Kevin Plouse(5)	50,000	2	8.82	9/10/2013	277,343	702,840
Joseph R. Rauschmayer(5)	50,000	2	7.55	10/01/2013	237,408	601,638

(1)	A total of 2,335,559 options were granted to employees (including the Named Executive Officers) in fiscal year 2003.

(2)	All options were granted at fair market value on the date of the grant.

(3)	Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compound rates of appreciation (5% and 10%) on the market value of the Company’s Common Stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company’s estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Company’s Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

(4)	These options will vest at a rate of 16.67% of the shares subject to the option on the anniversary of the grant date, so that the option will be fully exercisable six (6) years from the grant date.

(5)	These options will vest at a rate of 25% of the shares subject to the option on the anniversary of the grant date, so that the option will be fully exercisable four (4) years from the grant date.

Option Exercises and Fiscal Year-End Values

      The following table sets forth information with respect to options to purchase the Company’s Common Stock granted to the Named Executive Officers, including (i) the number of unexercised options outstanding at December 31, 2003; and (ii) the value of such unexercised options at December 31, 2003. There were no shares acquired on exercise by the Named Executive Officers in the fiscal year ended December 31, 2003.

Aggregated Option Exercises in Last Fiscal Year and Year-End Option Value Table

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the Money
	Shares		Options at Year-End		Options at Year-End (1)($)
	Acquired	Value
Name	on Exercise	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Walid Maghribi	—	—	566,666	1,533,334	2,583,997	5,788,003
Phillip A. Kagel	—	—	—	225,000	—	1,208,250
Kevin Plouse	—	—	75,000	275,000	354,000	1,062,000
Joseph R. Rauschmayer	—	—	87,500	312,500	525,875	1,585,625

(1)	Value is based on the difference between the option exercise price and the fair market value of the Company’s Common Stock on December 31, 2003, multiplied by the number of shares underlying the options.

Executive Employment and Severance Agreements

      The Company has entered into the following employment agreements with the Named Executive Officers:

      Mr. Maghribi and the Company entered into an employment agreement on or about August 16, 2002. The employment agreement provides that Mr. Maghribi will serve as Chief Executive Officer of the Company. Mr. Maghribi may voluntarily terminate this employment at any time, with or without notice. The Company may terminate his employment at any time, with or without notice or cause. If the Company terminates Mr. Maghribi’s employment without cause, and he executes, and does not revoke, a standard release in favor of the Company, he will be entitled to continuing payments equal to his base salary for a period of six months and 50% of the unvested shares of his outstanding stock options will become vested. If Mr. Maghribi terminates his employment or the Company terminates Mr. Maghribi’s employment without cause, in connection with a change of control that occurs prior to August 20, 2005, Mr. Maghribi will be entitled to continuing payments equal to his base salary for a period 3 years and 100% of the unvested shares of his outstanding stock options will become vested. If Mr. Maghribi terminates his employment or the Company terminates Mr. Maghribi’s employment without cause, in connection with a change of control that occurs after August 20, 2005, 100% of the unvested shares of his outstanding stock options will become vested. Pursuant to the employment agreement, Mr. Maghribi’s salary is $350,000 per year. The amount of his annual bonus is at the sole discretion of the Board of Directors.

      Mr. Kagel and the Company entered into an employment agreement on or about February 2, 2003. The agreement provided that Mr. Kagel would serve as Senior Vice President of Finance and Chief Financial Officer of the Company and that Mr. Kagel could voluntarily terminate this employment at any time, with or without notice. The agreement also provided that the Company could terminate his employment at any time, with or without notice or cause. The agreement provided that in the event that the Company terminated Mr. Kagel’s employment without cause, and Mr. Kagel executed, and did not revoke, a standard release in favor of the Company, that he would be entitled to continuing payments equal to his base salary for a period of six months and 50% of the unvested shares of his outstanding stock options would immediately become vested. In April 2004, Mr. Kagel’s employment with the Company was terminated.

      Mr. Plouse and the Company entered into an employment agreement on or about September 4, 2002. The employment agreement provides that Mr. Plouse will serve as Senior Vice President, Business Development. Mr. Plouse may voluntarily terminate this employment at any time, with or without notice. The Company may terminate his employment at any time with or without notice or cause. If the Company terminates Mr. Plouse’s employment without cause, and he executes, and does not revoke, a standard release in favor of the Company, he will be entitled to continuing payments equal to his base salary for a period of six months and 50% of the unvested shares of his outstanding stock options will become vested. If Mr. Plouse terminates his employment or the Company terminates Mr. Plouse’s employment without cause, in connection with a change of control that occurs prior to September 9, 2005, Mr. Plouse will be entitled to continuing payments equal to his base salary for a period of six (6) months and 100% of the unvested shares of his outstanding stock options will become vested. If Mr. Plouse terminates his employment or the Company terminates Mr. Plouse’s employment without cause, in connection with a change of control that occurs after September 9, 2005, 100% of the unvested shares of his outstanding stock options will become vested. Pursuant to the employment agreement, Mr. Plouse’s salary is $220,000 per year.

      Mr. Rauschmayer and the Company entered into an employment agreement on or about September 11, 2002, which was amended on or about September 17, 2002. The employment agreement provides that Mr. Rauschmayer will serve as Senior Vice President of Operations. Mr. Rauschmayer may voluntarily terminate this employment at any time, with or without notice. The Company may terminate his employment at any time, with or without notice or cause. If the Company terminates Mr. Rauschmayer’s employment without cause, and he executes, and does not revoke, a standard release in favor of the Company, he will be entitled to continuing payments equal to his base salary for a period of six months and 50% of the unvested shares of his outstanding stock options will become vested. If Mr. Rauschmayer terminates his employment or the Company terminates Mr. Rauschmayer’s employment without cause, in connection with a change of control that occurs prior to September 14, 2005, Mr. Rauschmayer will be entitled to continuing payments equal to his base salary for a period of six (6) months and 100% of the unvested shares of his outstanding stock options will become vested. If Mr. Rauschmayer terminates his employment or the company terminates Mr. Rauschmayer’s employment without cause, in connection with a change of control that occurs after September 14, 2005, 100% of the unvested shares of his outstanding stock options will become vested. Pursuant to the employment agreement, Mr. Rauschmayer’s salary is $230,000 per year.

Compensation Committee Report on Executive Compensation

      The Compensation Committee of the Board of Directors currently consists of Mr. Olmer and Mr. Redfern, each of whom is not an employee of the Company and meets the independence requirements of the Nasdaq Stock Market. The Compensation Committee is responsible for developing the compensation programs that relate to the Company’s executive officers, senior management and other key employees and for establishing the specific short and long term compensation elements thereunder. The Compensation Committee also oversees the general compensation structure for all of the Company’s employees. In addition, the Compensation Committee administers the Company’s 1988 Stock Plan, 1991 Stock Plan, 1993 Stock Plan, 1994 Stock Plan, 1996 Stock Plan, 1996 Director Stock Plan, 1996 Stock Purchase Plan, 1997 Stock Plan, 1999 Stock Plan and the 2000 Non-Qualified Plan. Of these Plans, only the 1996 Stock Purchase Plan, 1997 Stock Plan, the 1999 Stock Plan, the 2000 Non-Qualified Stock Option Plan and 2002 Nonstatutory Stock Option Plan have shares remaining which are available for grant.

      The Company’s executive compensation program established by the Compensation Committee is designed to provide levels of compensation in formats that assist the Company in attracting, motivating and retaining qualified executives by providing a competitive compensation package geared to individual and corporate performance. The Compensation Committee strives to establish performance criteria, evaluate performance and establish base salary, annual bonuses and long term incentives for the Company’s key decision makers based upon performance and is designed to provide appropriate incentives for maximization of the Company’s short and long term financial results for the benefit of the Company’s stockholders.

      In order to meet its objectives, the Compensation Committee has chosen three basic components for the Company’s executive compensation program to meet the Company’s compensation philosophy. Base salaries, the fixed regular component of executive compensation, are based upon (i) base salary levels among a competitive peer group, (ii) the Company’s past financial performance and future expectations, (iii) the general and industry-specific business environment and (iv) individual performance. Annual bonuses, which are directly linked to the Company’s yearly performance, are designed to provide additional cash compensation based on short term performance of certain key employees. Stock option grants, under the long term component of executive compensation, are designed to incentivize and reward executive officers and key employees for delivering value to the Company’s stockholders over a longer, measurable period of time. Historically, the Company has used the grant of stock options that vest over some measurable period of time, typically four years, to accomplish this objective.

      Mr. Maghribi joined the Company in August 2002 as the Chief Executive Officer. Mr. Maghribi’s base salary was set at a level negotiated with Mr. Maghribi in connection with his joining Sipex and one that the Compensation Committee concluded would be competitive with the base salary levels in effect for chief executive officers at similarly situated companies within the industry. His fiscal 2003 performance was evaluated on the basis of the factors described above applicable to executive officers generally. The annual bonus and stock option grant components of his compensation reflect the Company’s financial performance, the continued introduction and commercialization of new products and progress toward achieving business goals, as well as the achievement of other non-financial goals. The Compensation Committee determined that Mr. Maghribi would not receive a bonus for fiscal year 2003. However, Mr. Maghribi was granted an option to purchase 400,000 shares of Common Stock at fair market value on the date of grant.

      In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes

“qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Company has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is the Company’s present intention that, for so long as it is consistent with its overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

Respectfully submitted by the
2003 Compensation Committee:

LIONEL H. OLMER
JOHN L. SPRAGUE

AUDIT COMMITTEE REPORT

      This section of the proxy statement will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference and will not otherwise be deemed filed under such Acts.

      In accordance with a written charter adopted by the Board of Directors and attached as Appendix B to this proxy statement, the Audit Committee of the Board of Directors of Sipex serves as the representative of the Board of Directors for general oversight of the quality and integrity of Sipex’s financial accounting and reporting process, system of internal controls, audit process, and process for monitoring the compliance with related laws and regulations. The Audit Committee engages the Company’s independent auditors and approves the scope of both audit and non-audit services. Sipex’s management has primary responsibility for preparing financial statements and the financial reporting process.

      The Audit Committee is composed of three non-employee members, each of whom is independent under current Securities and Exchange Commission and Nasdaq rules. Company’s independent auditors, Deloitte & Touche LLP, are responsible for expressing an opinion on the conformity of Company’s audited financial statements to generally accepted accounting principles.

      The Audit Committee of the Board of Directors has:

(i) reviewed and discussed the audited consolidated financial statements and certifications thereof with Company management and the independent auditors, and management has represented to the Audit Committee that Sipex’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States;

(ii) discussed with Deloitte & Touche LLP the matters required to be discussed by Statement of Accounting Standards 61 (Communications with Audit Committees), as amended, including the quality and acceptability of Company’s financial reporting process and controls; and

(iii) reviewed the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with Deloitte & Touche LLP its independence and also considered whether provision of the non-audit services described above were compatible with maintaining their independence.

      The Audit Committee meets regularly with the Company’s independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s accounting principles.

      In performing all these functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management in maintaining the Company’s financial reporting process, including its system of internal controls, and the Company’s independent auditors, which, in their report, express an opinion on the conformity of the Company’s annual consolidated financial statements to accounting principles generally accepted in the United States. In reliance on the reviews and discussions referred to in this report, and in light of its role and responsibilities, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements for the Sipex for the three years ended December 31, 2003 be included for filing with the Securities and Exchange Commission in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

      The Audit Committee has considered whether the audit and non-audit services provided by Deloitte & Touche LLP described below are compatible with maintaining the independence of Deloitte & Touche LLP and has concluded that the independence of Deloitte & Touche LLP is maintained and is not compromised by the services provided.

Respectfully submitted by the 2003 Audit Committee

JOSEPH CONSOLI
LIONEL H. OLMER
JOHN L. SPRAGUE

STOCK PERFORMANCE GRAPH

      The following performance graph compares the percentage change in the cumulative total stockholder return on the Company’s Common Stock during the five year period from December 31, 1998 through December 31, 2003, with the cumulative total return on (i) a group consisting of the Company’s peer corporations on a line-of-business basis (the “Peer Group”) and (ii) the Nasdaq Composite Index (Total Return). The comparison assumes $100 was invested on December 31, 1998 in the Company’s Common Stock, the Peer Group and the Nasdaq Composite Index and assumes reinvestment of dividends, if any. The Peer Group consists of all corporations that are members of the semiconductor industry with 3674 as their Primary Standard Industrial Classification Number.

COMPARISON OF CUMULATIVE TOTAL RETURN

AMONG SIPEX CORPORATION,
NASDAQ MARKET INDEX AND SIC CODE INDEX*

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03

SIPEX Corporation Common Stock	$100.00	$69.93	$68.15	$36.58	$10.53	$21.95
Peer Group	$100.00	$215.16	$159.87	$129.75	$61.05	$114.88
Nasdaq Composite Index (Total Return)	$100.00	$176.37	$110.86	$88.37	$61.64	$92.68

	December 31, 1998	December 31, 2003
	($)	($)

SIPEX Corporation Common Stock	$100.00	$21.95
Peer Group	$100.00	$114.88
Nasdaq Composite Index (Total Return)	$100.00	$92.68

*	$100 invested on December 31, 1998 in Common Stock or the appropriate index, including reinvestment of dividends, through fiscal year ended December 31, 2003.

(1)	This chart is not “soliciting material,” is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2)	The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used on this graph was obtained from CoreData Group, a source believed to be reliable, although the Company is not responsible for any errors or omissions in such information.

CERTAIN TRANSACTIONS

      Future Electronics Inc. (“Future”) is our exclusive distributor for North America and Europe. It is also our largest distributor worldwide, and accounted for 16%, 24% and 21% of total net sales for the years ended December 31, 2003, 2002 and 2001, respectively. During 2003, entities affiliated with Future increased their ownership of the Company and Future became a related party. We anticipate that sales of our products to Future will continue to account for a significant portion of our revenues. We have a distributor agreement that provides for Future to act as our sole distributor for certain products within these territories. Sales to this distributor are made under an agreement that provides protection against price reduction for its inventory of our products. We recognize revenue on sales to Future under the distribution agreement when it sells the products through to the end customer.

      On September 27, 2002, Sipex sold a convertible secured note (the “First Note”) with an attached warrant to an affiliate of Future for an aggregate cash amount of $12.0 million. The private placement was convertible into 1.6 million common shares at $7.50 per share and included a warrant to purchase 900,000 shares of Sipex common stock exercisable for a two-year period beginning on the one-year anniversary of the date of issuance. The exercise price for the warrant is $2.9458. The First Note was secured by a Deed of Trust on the Company’s land and building at Milpitas, California.

      In June 2003, we received $10.6 million in cash as part of a convertible note (the “Second Note”) financing from an affiliate of Future. In December 2003, we entered into an agreement with the affiliates of Future to amend certain terms of the First Note and the Second Note. The agreement, among other things, amended the Second Note to provide for full acceleration and vesting of the holder’s conversion rights under the Second Note. In addition, the agreement provided that, upon expiration or termination of the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), regulatory waiting period, the holder would convert the Second Note into 3.0 million shares of our common stock at the original stated conversion price of $3.52 per share. In exchange for the full acceleration of the conversion rights under the Second Note, the holder paid us an additional $3.0 million in cash, forgave $411,000 in currently accrued interest and agreed to eliminate our future interest obligations under the Second Note.

      The agreement also provided that, upon the expiration or termination of the HSR Act waiting period, the holder would convert the First Note into 1.6 million shares of our common stock at the original stated conversion price of $7.50 per share. In addition, the holder agreed to immediately eliminate our future interest obligations under the First Note. The agreement also provided that, upon obtaining the required HSR Act clearance, the holders would cancel and otherwise release all security interests these entities may have on any of our assets.

      In February 2004, the U.S. Federal Trade Commission granted early termination of the waiting period under the HSR Act and the holders converted the First Note and the Second Note into an aggregate of 4.6 million shares of our common stock.

      In connection with the Second Note, we recorded a $14.1 million non-cash charge for the fair value of debt conversion rights, which were accelerated. This charge will not recur in the future.

      Ownership by affiliates of Future is limited to 35% of total Sipex stock, calculated on a fully diluted basis pursuant to our agreements with affiliates of Future. Affiliates of Future are required to disgorge 50% of any profits through sale of this stock if more than 25% of aggregate peak beneficial ownership of the Company’s voting stock is sold on or before June 30, 2005; or more than 50% is sold on or before June 30, 2005; or more than 75% is sold on or before June 30, 2007.

      Affiliates of Future are not currently represented on Sipex’s Board of Directors and do not have contractual rights to such representation or to any participation in the corporate governance or management of the Company. Sipex’s Board of Directors has been granted a proxy to vote all 3.0 million shares of common stock issued upon conversion of the Second Note.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers, directors and persons who own more than ten percent of a registered class of the Company’s equity securities (collectively, “Reporting Persons”), to file reports of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the Company. Based solely on the Company’s review of copies of such forms received by it or written representations from certain Reporting Persons, the Company believes that all its officers, directors and greater than ten percent stockholders complied with all filing requirements applicable to them with respect to transactions during fiscal year ended December 31, 2003, but for the exception of one late filing of Form 4 for each of Joseph Rauschmayer and Kevin Plouse, due to administrative error of the Company.

EXPENSES AND SOLICITATION

      The cost of soliciting proxies on behalf of the Company will be borne by the Company. The Company will pay banks, brokers and other entities that exercise fiduciary powers which hold shares of Common Stock of record in nominee name or otherwise or as a participant in a registered clearing agency or which hold shares of Common Stock on behalf of beneficial owners and deposit such shares for safekeeping with another entity that exercises fiduciary powers their reasonable expenses for completing the mailing to security holders of proxy soliciting material and annual reports supplied by the Company. Further solicitation may be made by the officers and employees of the Company by mail, telephone, telegraph or personal interview without additional compensation.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

      Stockholder Proposals. Proposals of stockholders intended for inclusion in the Company’s proxy materials to be furnished to all stockholders entitled to vote at the 2005 Annual Meeting of Stockholders must be received at the Company’s principal executive offices not later than January 5, 2005, which is 120 calendar days prior to the anniversary of the mailing date of this year’s Proxy Statement, and must be in compliance with applicable laws and regulations (including regulations of the Securities and Exchange Commission under Rule 14a-8).

      The SEC rules allow the proxies of Company management to use their discretionary voting authority with respect to any stockholder proposal, when and if raised at the Annual Meeting of stockholders, that is not intended to be included in the Company’s proxy statement, without any discussion of the matter in the proxy statement, unless the stockholder has notified the Company of such proposal not less than forty-five (45) calendar days in advance of the anniversary of the mailing date of the prior year’s proxy statement. The discretionary vote deadline for the 2005 Annual Meeting of Stockholders is March 21, 2005.

      Nominations of Director Candidates. You may also propose director candidates for consideration by the Board’s Corporate Governance and Nominating Committee. It is Sipex’s policy that our Corporate Governance and Nominating Committee will consider recommendations for candidates to the Board of Directors. Our Corporate Governance and Nominating Committee will consider persons properly recommended by Sipex’s stockholders in the same manner as a nominee recommended by other Board members or management.

STOCKHOLDER COMMUNICATIONS TO DIRECTORS

      Stockholders may communicate directly with the directors of Sipex by sending an email accessed through our website at www.sipex.com. Our Chief Executive Officer will monitor these communications and will ensure that appropriate summaries of all received messages are provided to the Board of Directors at its next regularly scheduled meeting. In addition, all of our directors will have access to this email address. If a stockholder would like their submissions directed to a specific director, they may so specify and the communication will be forwarded as appropriate. After reviewing stockholder messages, our Board of Directors will determine whether any response is necessary or warranted.

      THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

APPENDIX A

SIPEX CORPORATION

1996 EMPLOYEE STOCK PURCHASE PLAN

as amended and restated as of April 28, 2004

ARTICLE 1

PURPOSE

      This 1996 Employee Stock Purchase Plan (the “Plan”) is intended to encourage stock ownership by all eligible employees of SIPEX Corporation (the “Company”), a Delaware corporation, and its participating subsidiaries (as defined in Article 17) so that they may share in the growth of the Company by acquiring or increasing their proprietary interest in the Company. The Plan is designed to encourage eligible employees to remain in the employ of the Company and its participating subsidiaries. The Plan is intended to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”).

ARTICLE 2

ADMINISTRATION OF THE PLAN

      The Plan may be administered by a committee appointed by the Board of Directors of the Company (the “Committee”). The Committee shall consist of not less than two members of the Company’s Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee may select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

      The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final, unless otherwise determined by the Board of Directors. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best, provided that any such rules and regulations shall be applied on a uniform basis to all employees under the Plan. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

      In the event the Board of Directors fails to appoint or refrains from appointing a Committee, the Board of Directors shall have all power and authority to administer the Plan. In such event, the word “Committee” wherever used herein shall be deemed to mean the Board of Directors.

ARTICLE 3

ELIGIBLE EMPLOYEES

      All employees of the Company or any of its participating subsidiaries whose customary employment is more than 20 hours per week and for more than five months in any calendar year shall be eligible to receive options under the Plan to purchase common stock of the Company, and all eligible employees shall have the same rights and privileges hereunder. Persons who are eligible employees on the first business day of any Payment Period (as defined in Article 5) shall receive their options as of such day. Persons who become eligible employees after any date on which options are granted under the Plan shall be granted options on the first day of the next succeeding Payment Period on which options are granted to eligible employees under the Plan. In no event, however, may an employee be granted an option if such employee, immediately after the option was granted, would be treated as owning stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any parent corporation or subsidiary corporation, as the terms “parent corporation” and “subsidiary corporation” are defined in Section 424(e) and (f) of the Code. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

ARTICLE 4

STOCK SUBJECT TO THE PLAN

      The stock subject to the options under the Plan shall be shares of the Company’s authorized but unissued common stock, par value $.01 per share (the “Common Stock”), or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 700,000, subject to adjustment as provided in Article 12. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available under the Plan.

ARTICLE 5

PAYMENT PERIOD AND STOCK OPTIONS

      The first Payment Period during which payroll deductions will be accumulated under the Plan shall commence on the later to occur of July 1, 1996 and the first day of the first calendar month following effectiveness of the Form S-8 registration statement filed with the Securities and Exchange Commission covering the shares to be issued pursuant to the Plan and shall end on December 31. For the remainder of the duration of the Plan, Payment Periods shall consist of the six month periods commencing on July 1 and January 1 and ending on December 31 and June 30 of each calendar year.

      Twice each year, on the first business day of each Payment Period, the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase on the last day of such Payment Period, at the Option Price hereinafter provided for, a maximum of 1,000 shares on condition that such employee remains eligible to participate in the Plan throughout the remainder of such Payment Period. The participant shall be entitled to exercise the option so granted only to the extent of the participant’s accumulated payroll deductions on the last day of such Payment Period. If the participant’s accumulated payroll deductions on the last day of the Payment Period would enable the participant to purchase more than 1,000 shares except for the 1,000-share limitation, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the 1,000 shares shall be promptly refunded to the participant by the Company; without interest. The Option Price per share for each Payment Period shall be the lesser of (i) 85% of the average market price of the Common Stock on the first business day of the Payment Period and (ii) 85% of the average market price of the Common Stock on the last business day of the Payment Period, in either event rounded up to the nearest cent. The foregoing limitation on the number of shares subject to option and the Option Price shall be subject to adjustment as provided in Article 12.

      For purposes of the Plan, the term “average market price” on any date means (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market; or (iv) if the Common Stock is not publicly traded, the fair market value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm’s length.

      For purposes of the Plan, the term “business day” means a day on which there is trading on the NASDAQ National Market or the aforementioned national securities exchange, whichever is applicable pursuant to the preceding paragraph; and if neither is applicable, a day that is not a Saturday, Sunday or legal holiday in Delaware.

      No employee shall be granted an option which permits the employee’s right to purchase stock under the Plan, and under all other Section 423(b) employee stock purchase plans of the Company and any parent or subsidiary corporations, to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined on the date or dates that options on such stock were granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code. If the participant’s accumulated payroll deductions on the last day of the Payment Period would otherwise enable the participant to purchase Common Stock in excess of the Section 423(b)(8) limitation described in this paragraph, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the shares actually purchased shall be promptly refunded to the participant by the Company, without interest.

ARTICLE 6

EXERCISE OF OPTION

      Each eligible employee who continues to be a participant in the Plan on the last day of a Payment Period shall be deemed to have exercised his or her option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as the participant’s accumulated payroll deductions on such date will pay for at the Option Price, subject to the 1,000-share limit of the option and the Section 423(b)(8) limitation described in Article 5. If the individual is not a participant on the last day of a Payment Period, the he or she shall not be entitled to exercise his or her option. Only full shares of Common Stock may be purchased under the Plan. Unused payroll deductions remaining in a participant’s account at the end of a Payment Period by reason of the inability to purchase a fractional share shall be carried forward to the next Payment Period.

ARTICLE 7

AUTHORIZATION FOR ENTERING THE PLAN

      An employee may elect to enter the Plan by filling out, signing and delivering to the Company an authorization:

A. Stating the percentage to be deducted regularly from the employee’s pay;

B. Authorizing the purchase of stock for the employee in each Payment Period in accordance with the terms of the Plan; and

C. Specifying the exact name or names in which stock purchased for the employee is to be issued as provided under Article 11 hereof.

      Such authorization must be received by the Company at least ten days before the first day of the next succeeding Payment Period and shall take effect only if the employee is an eligible employee on the first business day of such Payment Period.

      Unless a participant files a new authorization or withdraws from the Plan, the deductions and purchases under the authorization the participant has on file under the Plan will continue from one Payment Period to succeeding Payment Periods as long as the Plan remains in effect.

      The Company will accumulate and hold for each participant’s account the amounts deducted from his or her pay. No interest will be paid on these amounts.

ARTICLE 8

MAXIMUM AMOUNT OF PAYROLL DEDUCTIONS

      An employee may authorize payroll deductions in an amount (expressed as a whole percentage) not less than one percent (1%) but not more than ten percent (10%) of the employee’s total compensation, including base pay or salary and any overtime, bonuses or commissions.

ARTICLE 9

CHANGE IN PAYROLL DEDUCTIONS

      Deductions may not be increased or decreased during a Payment Period. However, a participant may withdraw in full from the Plan.

ARTICLE 10

WITHDRAWAL FROM THE PLAN

      A participant may withdraw from the Plan (in whole but not in part) at any time prior to the last day of a Payment Period by delivering a withdrawal notice to the Company.

      To re-enter the Plan, an employee who has previously withdrawn must file a new authorization at least ten days before the first day of the next Payment Period in which he or she wishes to participate. The employee’s re-entry into the Plan becomes effective at the beginning of such Payment Period, provided that he or she is an eligible employee on the first business day of the Payment Period.

ARTICLE 11

ISSUANCE OF STOCK

      Certificates for stock issued to participants shall be delivered as soon as practicable after each Payment Period by the Company’s transfer agent.

      Stock purchased under the Plan shall be issued only in the name of the participant, or if the participant’s authorization so specifies, in the name of the participant and another person of legal age as joint tenants with rights of survivorship.

ARTICLE 12

ADJUSTMENTS

      Upon the happening of any of the following described events, a participant’s rights under options granted under the Plan shall be adjusted as hereinafter provided:

A. In the event that the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if, upon a reorganization, split-up, liquidation, recapitalization or the like of the Company, the shares of Common Stock shall be exchanged for other securities of the Company, each participant shall be entitled, subject to the conditions herein stated, to purchase such number of shares of Common Stock or amount of other securities of the Company as were exchangeable for the number of shares of Common Stock that such participant would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or exchange; and

B. In the event the Company shall issue any of its shares as a stock dividend upon or with respect to the shares of stock of the class which shall at the time be subject to option hereunder, each participant upon exercising such an option shall be entitled to receive (for the purchase price paid upon such exercise) the shares as to which the participant is exercising his or her option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, as is equal to (the number of shares thereof and the amount of cash in lieu of fractional shares, respectively, which the participant would have received if the participant had been the holder of the shares as to which the participant is exercising his or her option at all times between the date of the granting of such option and the date of its exercise.

      Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in Article 4 hereof which are subject to options which have been or may be granted under the Plan and the limitations set forth in the second paragraph of Article 5 shall also be appropriately adjusted to reflect the events specified in paragraphs A and B above. Notwithstanding the foregoing, any adjustments made pursuant to paragraphs A or B shall be made only after the Committee, based on advice of counsel for the Company, determines whether such adjustments would constitute a “modification” (as that term is defined in Section 424 of the Code). If the Committee determines that such adjustments would constitute a modification, it may refrain from making such adjustments.

      If the Company is to be consolidated with or acquired by another entity in a merger, a sale of all or substantially all of the Company’s assets or otherwise (an “Acquisition”), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”) shall, with respect to options then outstanding under the Plan, either (i) make appropriate provision for the continuation of such options by arranging for the substitution on an equitable basis for the shares then subject to such options either (a) the consideration payable with respect to the outstanding shares of the Common Stock in connection with the Acquisition, (b) shares of stock of the successor corporation, or a parent or subsidiary of such corporation, or (c) such other securities as the Successor Board deems appropriate, the fair market value of which shall not materially exceed the fair market value of the shares of Common Stock subject to such options immediately preceding the Acquisition; or (ii) terminate each participant’s options in exchange for a cash payment equal to the excess of (a) the fair market value on the date of the Acquisition, of the number of shares of Common Stock that the participant’s accumulated payroll deductions as of the date of the Acquisition could purchase, at an option price determined with reference only to the first business day of the applicable Payment Period and subject to the 1,000-share, Code Section 423(b)(8) and fractional-share limitations on the amount of stock a participant would be entitled to purchase, over (b) the result of multiplying such number of shares by such option price.

      The Committee or Successor Board shall determine the adjustments to be made under this Article 12, and its determination shall be conclusive.

ARTICLE 13

NO TRANSFER OR ASSIGNMENT OF EMPLOYEE’S RIGHTS

      An option granted under the Plan may not be transferred or assigned and may be exercised only by the participant.

ARTICLE 14

TERMINATION OF EMPLOYEE’S RIGHTS

      Whenever a participant ceases to be an eligible employee because of retirement, voluntary or involuntary termination, resignation, layoff, discharge, death or for any other reason, his or her rights under the Plan shall immediately terminate, and the Company shall promptly refund, without interest, the entire balance of his or her payroll deduction account under the Plan. Notwithstanding the foregoing, eligible employment shall be treated as continuing intact while a participant is on military leave, sick leave or other bona fide leave of absence, for up to 90 days, or for so long as the participant’s right to re-employment is guaranteed either by statute or by contract, if longer than 90 days.

      If a participant’s payroll deductions are interrupted by any legal process, a withdrawal notice will be considered as having been received from the participant on the day the interruption occurs.

ARTICLE 15

TERMINATION AND AMENDMENTS TO PLAN

      The Plan may be terminated at any time by the Company’s Board of Directors but such termination shall not adversely affect options then outstanding under the Plan. If the Committee determines that, on the last day of a given Payment Period, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the first day of the applicable Payment Period, or (ii) the number of shares available for sale under the Plan on the last day of such Payment Period, the Committee may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such first day or last day of such Payment Period, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on the last business day of such Payment Period, continue the Plan and continue or terminate, in the Committee’s discretion, all Payment Periods then in effect, or (y) provide that the Company shall make a pro rata allocation of the shares available for purchase on such first day or last day of such Payment Period, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on the last business day of such Payment Period, and terminate the Plan and all Payment Periods then in effect. Upon any such termination of the Plan or any other termination of the Plan, all payroll deductions not used to purchase stock will be refunded, without interest. The Company may make pro rata allocation of the shares available on the first day of the Payment Period of any applicable Payment Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such first day of the Payment Period.

      The Committee or the Board of Directors may from time to time adopt amendments to the Plan provided that, without the approval of the stockholders of the Company, no amendment may (i) increase the number of shares that may be issued under the Plan; (ii) change the class of employees eligible to receive options under the Plan, if such action would be treated as the adoption of a new plan for purposes of Section 423(b) of the Code; or (iii) cause Rule 16b-3 under the Securities Exchange Act of 1934 to become inapplicable to the Plan.

ARTICLE 16

LIMITS ON SALE OF STOCK PURCHASED UNDER THE PLAN

      The Plan is intended to provide shares of Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his or her own affairs. An employee may, therefore, sell stock purchased under the Plan at any time the employee chooses, subject to compliance with any applicable federal or state securities laws and subject to any restrictions imposed under Article 21 to ensure that tax withholding obligations are satisfied. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

ARTICLE 17

PARTICIPATING SUBSIDIARIES

      The term “participating subsidiary” shall mean any present or future subsidiary of the Company, as that term is defined in Section 424(f) of the Code, which is designated from time to time by the Board of Directors to participate in the Plan. The Board of Directors shall have the power to make such designation before or after the Plan is approved by the stockholders.

ARTICLE 18

OPTIONEES NOT STOCKHOLDERS

      Neither the granting of an option to an employee nor the deductions from his or her pay shall constitute such employee a stockholder of the shares covered by an option until such shares have been actually purchased by the employee.

ARTICLE 19

APPLICATION OF FUNDS

      The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan will be used for general corporate purposes.

ARTICLE 20

NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION

      By electing to participate in the Plan, each participant agrees to notify the Company in writing immediately after the participant transfers Common Stock acquired under the Plan, if such transfer occurs within two years after the first business day of the Payment Period in which such Common Stock was acquired. Each participant further agrees to provide any information about such a transfer as may be requested by the Company or any subsidiary corporation in order to assist it in complying with the tax laws. Such dispositions generally are treated as “disqualifying dispositions” under Sections 421 and 424 of the Code, which have certain tax consequences to participants and to the Company and its participating subsidiaries.

ARTICLE 21

WITHHOLDING OF ADDITIONAL INCOME TAXES

      By electing to participate in the Plan, each participant acknowledges that the Company and its participating subsidiaries are required to withhold taxes with respect to the amounts deducted from the participant’s compensation and accumulated for the benefit of the participant under the Plan, and each participant agrees that the Company and its participating subsidiaries may deduct additional amounts from the participant’s compensation, when amounts are added to the participant’s account, used to purchase Common Stock or refunded, in order to satisfy such withholding obligations. Each participant further acknowledges that when Common Stock is purchased under the Plan the Company and its participating subsidiaries may be required to withhold taxes with respect to all or a portion of the difference between the fair market value of the Common Stock purchased and its purchase price, and each participant agrees that such taxes may be withheld from compensation otherwise payable to such participant. It is intended that tax withholding will be accomplished in such a manner that the full amount of payroll deductions elected by the participant under Article 7 will be used to purchase Common Stock. However, if amounts sufficient to satisfy applicable tax withholding obligations have not been withheld from compensation otherwise payable to any participant, then, notwithstanding any other provision of the Plan, the Company may withhold such taxes from the participant’s accumulated payroll deductions and apply the net amount to the purchase of Common Stock, unless the participant pays to the Company, prior to the exercise date, an amount sufficient to satisfy such withholding obligations. Each participant further acknowledges that the Company and its participating subsidiaries may be required to withhold taxes in connection with the disposition of stock acquired under the Plan and agrees that the Company or any participating subsidiary may take whatever action it considers appropriate to satisfy such withholding requirements, including deducting from compensation otherwise payable to such participant an amount sufficient to satisfy such withholding requirements or conditioning any disposition of Common Stock by the participant upon the payment to the Company or such subsidiary of an amount sufficient to satisfy such withholding requirements.

ARTICLE 22

GOVERNMENTAL REGULATIONS

      The Company’s obligation to sell and deliver shares of Common Stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

      Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to identify shares of Common Stock issued under the Plan on its stock ownership records and send tax information statements to employees and former employees who transfer title to such shares.

ARTICLE 23

GOVERNING LAW

      The validity and construction of the Plan shall be governed by the laws of Delaware, without giving effect to the principles of conflicts of law thereof.

ARTICLE 24

APPROVAL OF BOARD OF DIRECTORS AND STOCKHOLDERS OF THE COMPANY

      The Plan was originally adopted by the Board of Directors on January 26, 1996 and was approved by the stockholders of the Company on February 12, 1996.

APPENDIX B

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS
OF SIPEX CORPORATION

Purpose:

      The purpose of the Audit Committee of the Board of Directors of SIPEX Corporation (the “Company”) shall be to:

•	Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

•	Assist the Board in oversight and monitoring of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications, independence and performance, and (iv) the Company’s internal accounting and financial controls;

•	Prepare the report that the rules of the Securities and Exchange Commission (the “SEC”) require be included in the Company’s annual proxy statement;

•	Provide the Company’s Board with the results of its monitoring and recommendations derived therefrom; and

•	Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

      In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

Membership:

      The Audit Committee members will be appointed by the Board of Directors, and shall serve at the discretion of the Board of Directors. Unless a Chair of the Audit Committee is designated by the full Board of Directors, the members of the Audit Committee may designate a Chair by majority vote of the full Committee. The Audit Committee will consist of at least three members of the Board of Directors. Members of the Audit Committee must meet the following criteria (as well as any other criteria required by the SEC):

•	Each member will be an independent director, as defined in (i) NASDAQ Rule 4200 and (ii) the rules of the SEC;

•	Each member, in accordance with Nasdaq National Market Audit Committee requirements, for the period three years prior to and for the duration of his or her appointment, will not have participated in the preparation of the financial statements of the Company;

•	Each member will be able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Audit Committee requirements; and

•	At least one member will qualify as an audit committee financial expert, as defined by (i) the NASDAQ National Market Audit Committee requirements and (ii) the rules of the SEC.

•	Designation of any member of the Audit Committee as an audit committee financial expert shall be made on an annual basis by the full Board of Directors.

Responsibilities:

      The responsibilities of the Audit Committee shall include:

•	Reviewing on a continuing basis the adequacy and effectiveness of the Company’s system of internal control over financial reporting and disclosure controls and procedures, including meeting periodically with the Company’s management and the independent auditors to review the adequacy of such controls and to review before release the disclosure regarding such systems required under SEC rules and reviewing before release the attestations or reports by the independent auditors related to management’s assessment of the Company’s internal control over financial reporting;

•	Appointing, compensating and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•	Pre-approving audit and non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible); in this regard, the Audit Committee shall have the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors;

•	Reviewing and providing guidance with respect to the external audit and the Company’s relationship with its independent auditors by (i) reviewing the independent auditors’ proposed audit scope, approach and independence; (ii) obtaining on a periodic basis a statement from the independent auditors regarding relationships and services with the Company which may impact independence and presenting this statement to the Board of Directors, and to the extent there are relationships, monitoring and investigating them; (iii) reviewing the independent auditors’ peer review conducted every three years; (iv) discussing with the Company’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; and (v) reviewing reports submitted to the audit committee by the independent auditors in accordance with the applicable SEC requirements;

•	Reviewing the performance of the Company’s independent auditors and determining whether it is appropriate to adopt a voluntary policy of rotating independent auditors on a periodic basis (and, if and when required by the Securities and Exchange Commission, adopting a policy for the mandatory rotation of independent auditors);

•	Reviewing the experience and qualifications of the senior members of the independent auditors’ team and the quality control procedures of the independent auditors; and

•	Recommending to the Board guidelines for the Company’s hiring of employees of the independent auditors who were engaged on the Company’s account.

•	Reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC;

•	Receiving periodic reports from the Company’s independent auditors and management of the Company to review the selection, application and disclosure of the Company’s significant accounting policies and to assess the impact of other financial reporting developments that may have a bearing on the Company;

•	Directing the Company’s independent auditors to review before filing with the SEC the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

•	Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

•	Reviewing before release the unaudited quarterly operating results in the Company’s quarterly earnings release;

•	Overseeing compliance with the requirements of the SEC for disclosure of auditor’s services and audit committee members, member qualifications and activities;

•	Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

•	Overseeing and reviewing the Company’s policies regarding information technology and management information systems;

•	If necessary, instituting special investigations with full access to all books, records, facilities and personnel of the Company;

•	Reviewing on a continuing basis the activities, organizational structure and qualifications of the Company’s internal audit/financial control function;

•	As appropriate, obtaining advice and assistance from outside legal, accounting or other advisors and retaining such persons to provide such services;

•	Overseeing compliance with the requirements of the SEC related to disclosure of the auditor’s services and fees, audit committee members and qualifications in the Company’s proxy statement;

•	Reviewing and approving in advance any proposed related party transactions;

•	Reviewing its own charter, structure, processes and membership requirements;

•	Providing a report in the Company’s proxy statement in accordance with the rules and regulations of the SEC; and

•	Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	Providing for appropriate funding, as determined in the sole discretion of the Audit Committee, for payment of compensation (i) to the independent auditors for the purpose of rendering or issuing an audit report or performing other audit, review or attest services and (ii) to any legal, accounting or other advisors employed by the Audit Committee.

Meetings:

      The Audit Committee will meet at least four times each year. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

      The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at such times as are appropriate to review the financial affairs of the Company. The Audit Committee will meet separately with the independent auditors of the Company, at such times as it deems appropriate to fulfill the responsibilities of the Audit Committee under this charter.

Minutes:

      The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

Reports:

      In addition to preparing the report in the Company’s proxy statement in accordance with the rules and regulations of the SEC, the Audit Committee will summarize its examinations and recommendations to the Board of Directors as may be appropriate, consistent with the Committee’s charter.

Compensation:

      Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board of Directors in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board of Directors.

      Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board of Directors or any committee thereof.

Delegation of Authority:

      The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

DETACH HERE

PROXY

SIPEX CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

May 27, 2004

SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned stockholder of SIPEX Corporation, a Delaware corporation (the “Corporation”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 5, 2004 and hereby appoints Walid Maghribi and Clyde R. Wallin, and each of them, its true and lawful agents and proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Corporation to be held at the Corporation’s corporate offices, located at 233 South Hillview Drive, Milpitas, California 95035 on Thursday, May 27, 2004 at 10:00 a.m., local time, and at any adjournments or postponements thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all the matters set forth on the reverse side.

[SEE REVERSE SIDE]	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	[SEE REVERSE SIDE]

DETACH HERE

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS.

1.	To elect the following nominees as Class II Directors to serve for a three-year term.		FOR ALL NOMINEES	WITHHELD FROM ALL NOMINEES
	Nominees:	(01) Lionel H. Olmer	☐	☐
(02) John D. Arnold
☐ _______________________________

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided above.)

2.	To ratify the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending January 1, 2005.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To approve an amendment to the 1996 Employee Stock Purchase Plan to prevent the Plan from being terminated at the end of the payment period currently in progress and to increase the number of shares of the Company’s Common Stock reserved for grant under such Plan by 300,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN

and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournments or postponements thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐

(This proxy should be dated and must be signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants of a community property, both should sign.)

Signature:	Date:

Signature:	Date: